                                                                    EXHIBIT 10.1

                               AGREEMENT OF LEASE

       THIS AGREEMENT OF LEASE is made as of the 1st day of January, 1999, between ADJ CORP., a West Virginia corporation, hereinafter called "Lessor," and CHAMPION INDUSTRIES, INC., a West Virginia corporation, hereinafter called "Lessee."

       1. Demise of Premises. Lessor hereby demises and leases to Lessee and Lessee hereby accepts and leases from Lessor, for the term and upon the terms and conditions hereinafter set forth, the second floor, consisting of approximately 8,400 square feet, and the front entry lobby area, consisting of approximately 400 square feet (the "Demised Premises" or "Premises") of the building situate upon the real property located on Industrial Lane in Kyle Industrial Park, Route 2, Ohio River Road, Huntington, West Virginia, described on Exhibit A attached hereto and made a part hereof ("the Building"), together with the right to use, in common with others, the existing paved parking, entryways and public stairways. Lessee acknowledges that Lessor retains the right to apportion designated areas of the paved parking among its Building tenants. Lessee further acknowledges the Premises and Building to be in adequate condition at the commencement of this Lease.

       Lessee acknowledges that Lessor has/will have a separate tenant for the first floor of the Building whose net lease will provide that the first floor tenant is responsible for all taxes, utilities, insurance, maintenance and repair of the Building, except as specifically set forth herein to be an obligation of the second floor Lessee. Thus, reference in this Lease Agreement to the Lessor being obligated to pay for or provide any tax, utility, insurance, maintenance or repair shall be read to include the payment or provision of such by the first floor tenant.

       2. Term. The term of this lease shall be sixty (60) months commencing on January 1, 1999, and ending at 11:59 p.m. on December 31, 2003, both dates inclusive, unless sooner terminated as hereinafter provided or unless renewed.

       3. Rent. Lessee shall pay to Lessor, as rental for the occupation and use of the Premises for and during the original term hereof, a total rental of $390,000.00 payable monthly in advance in equal installments of $6,500.00 each for the original term of 60 months hereof, the first of such installments being payable on the 1st day of January, 1999, and the remaining installments being due and payable on the 1st day of each calendar month thereafter.

       All rental shall be payable to Lessor at Post Office Box 4040, Huntington, West Virginia, 25711, or at such other place as Lessor may direct in writing.

       4. Lien for Rent. Lessee covenants and agrees that Lessor shall have and is hereby given a lien upon the leasehold estate herein created and upon all of the property of Lessee of every kind and character which shall come upon the Demised Premises at any time during the term of this lease or any extension hereof to secure the payment of all of the rent and other sums whatsoever which are or shall become due Lessor under the terms of this lease and such lien shall be paramount to any other liens placed or suffered thereon by Lessee. For the purpose of enforcing such lien, Lessor shall have and is hereby given the right to distrain for all of such rent and other sums in the manner and form as provided by the laws of the State of West Virginia. The lien and right given

Lessor in this paragraph shall be cumulative and in addition to all other rights and remedies which it now has or may hereafter have under this lease and the laws of the State of West Virginia.

       5. Construction and Alterations by Lessee. Lessee may after having first obtained the written consent of Lessor, and at Lessee's full cost and expense alter or construct improvements upon the Demised Premises, or make alterations or site improvements to the Demised Premises, such as may be necessary or incidental to the purposes and uses for which the Premises are leased. All such improvements shall, at the option of Lessor, become a part of the Demised Premises and shall be the sole property of Lessor upon the termination of this Lease.

              a. Mechanic's and Material Liens. The Lessor shall not be liable for any labor or materials furnished to the Lessee and the mechanic's or other lien for such labor and materials shall not attach to or effect the Lessor's interest in the Demised Premises. The Lessee hereby agrees to pay any mechanic's or other lien, or to discharge any such lien by bond or deposit or provide an escrow deposit sufficient for that purpose upon request of the Lessor, and failing to do so, the Lessor may, without having an obligation to do so, upon giving fifteen (15) days written notice to the Lessee, pay or discharge the same and the amount so paid or deposited together with interest at the rate of eighteen (18%) percent per annum shall be deemed additional rent due hereunder and payable when the next installment of rent shall become due.

              b. The Lessee shall be responsible for obtaining all required licenses, approvals or permits for any of the construction, alteration or installation allowed by this lease. Lessee shall be solely responsible for all work in connection with the alterations and construction and shall be solely responsible for assuring that all work is completed in a good and workmanlike manner and in conformity with all federal, state and local laws and regulations, including, without limitation, the Americans With Disabilities Act, and shall indemnify and hold Lessor harmless from any loss, cost or expense, including attorney fees, in, arising out of, or relating to, Lessee's failure to comply with the provisions of this paragraph.

              c. Upon full compliance with all terms hereof, and at the termination hereof, Lessee shall have the right and obligation to remove any and all of its furniture, furnishings, or equipment then located on the Premises and to dispose of the same. Lessee agrees that such removal of personal property shall occur within ten (10) days after the termination or cancellation of this lease or any extension thereof. Lessee shall notify Lessor in writing thirty
(30) days prior to termination of this lease by its terms or within five (5) days after cancellation of this lease by Lessor or Lessee of its election to remove said property or said property may, at Lessor's option, be and become the property of Lessor. If Lessor shall elect not to retain the property it may be removed by Lessor at Lessee's expense.6. Permissible Use. The Lessee shall during the continuance of this lease, use said Demised Premises for office administration purposes and shall neither use nor suffer the same to be used for any other purpose without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Lessee shall conduct and manage the Demised Premises in proper and orderly manner and will not allow the Demised Premises or any part thereof to be used for any illegal or immoral purpose and will not carry on or permit upon said Demised Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation of a nuisance. Lessee shall not alter the drainage of the Premises. Lessee agrees that if Lessee's actions have the effect of creating a nuisance or interference with the lawful rights of any other parties or may constitute a violation of any law, ordinance, rule, regulation or the like, then Lessee shall be responsible for


                               Exhibit (10.1)-p2
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taking all corrective action in relation thereto and with respect to which
Lessor shall cooperate at Lessee's sole cost and expense.

              Lessee hereby represents and warrants that no "Hazardous Substances", as defined hereinafter, have been or will be discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape on the Premises. For purposes of this lease, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by Congress or the EPA or defined by or in or pursuant to 42 U.S.C. Section 9601 or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. The Lessee shall, at its expense, take all necessary remedial action(s) in response to the presence of any Hazardous Substances in, on, under or about the Premises. The Lessee shall be solely responsible for, and shall indemnify and hold harmless the Lessor, its directors, officers, employees, agents, successors and assigns from and against any loss, cost, expense or liability of any kind directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Substances in, on, under or about the Premises, including, without limitation: (i) all foreseeable consequential damages; (ii) the costs of any required or necessary repair, cleanup or detoxification of the Premises, and the preparation and implementation of any closure, remedial or other required plans; and (iii) all reasonable costs and expenses incurred by the Lessor in connection with any of the matters addressed in this paragraph, including but not limited to reasonable attorney's fees. The Lessee shall, upon the request of Lessor, provide the Lessor with a bond or letter of credit, in form and substance satisfactory to the Lessor, in an amount sufficient to cover the cost of any required remedial action.

       7. Maintenance of Premises. Lessee shall maintain all portions of the Premises and adjoining areas in a clean, orderly, sanitary condition, free of any unlawful obstructions. Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises except that Lessor shall be responsible for any repairs or replacement to the fundamental structure (roof, exterior walls, foundation) or utility systems (air conditioning/heat system, plumbing systems, electrical circuitry). Lessee further agrees that it will commit no waste on the Premises.

       8. Compliance with Laws. The Lessee at its sole expense shall comply with all laws, orders, and regulations of federal, state, county, and municipal authorities, and with any direction of any public officer, pursuant to law, which shall impose any duty upon the Lessor or the Lessee with respect to the Demised Premises. The Lessee, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the provisions of this Lease, or for the making of any permitted repairs, alterations, improvements or additions, and the Lessor, where necessary, will join with the Lessee in applying for all such permits or licenses.

       9. Utilities. Lessor shall provide, at its cost, the following utility and related services, if required: gas, water, electricity and refuse removal. Except when due to the negligence of Lessor, Lessor shall not be liable for any failure of any utility service or for injury to person (including death) or damage to property resulting from steam, gas, water, heat, electricity, rain or snow which may flow or leak from any part of the leased property or from any pipes, appliances or plumbing works,


                               Exhibit (10.1)-p3
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from the street or subsurface or from any other place, or for interference with light or other easements however caused.

              10. Indemnity. Lessee during the term of this lease will indemnify Lessor against and hold Lessor harmless from all claims, demands and/or causes of action including all costs, expenses and attorneys fees of Lessor incident thereto for (1) injury to or death of any person or loss of or damage to any property, including the Premises, (2) failure by Lessee to perform any covenant required to be performed by Lessee hereunder, (3) failure to comply with any requirements of any governmental authority, (4) any mechanic's lien or security agreement filed against the Premises, any equipment therein or any materials used in the construction or alteration of any building or improvement thereon, where such claims, demands, and/or causes of action arise from or are incidental to the use of the Premises by Lessee, its officers, agents, servants, employees and/or invitees.

       11. Insurance. Lessee agrees that it will, at its cost and expense, obtain and keep in force and effect in the names of both Lessor and Lessee, as their respective interests may appear, general liability insurance against any and all claims for personal injury or property damage occurring in, upon or about the Premises during the term of this lease. Such insurance shall be maintained for the purpose of protecting Lessor and Lessee pursuant to the indemnity contained in the foregoing Section 10, but shall not be in satisfaction of the indemnity obligations stated herein, and shall have limits of liability of not less than One Million Dollars ($1,000,000) for injuries to any number of persons in any one accident or occurrence or for damage to property in any one accident or occurrence. Lessee will furnish to Lessor appropriate and acceptable evidence of its compliance with the provisions of this paragraph, such as certificates of insurance or copies of the policies. Such certificates or policies shall provide that such insurance will not be cancelled or materially amended unless fifteen (15) days prior written notice of such cancellation or amendment is given to Lessor. The minimum limits of the policies of insurance required to be carried by Lessee under this Lease, shall be subject to increase for the remaining term, if Lessor, in the exercise of its reasonable judgment shall deem the same necessary for its adequate protection. Within sixty (60) days after demand therefor by Lessor, Lessee, shall furnish Lessor with evidence that it has complied with such demand for increased insurance.

       12. Eminent Domain. In the event the entire Premises, or such portion thereof as will make the Premises unsuitable for the purposes leased, shall be taken by eminent domain or threat of eminent domain, the term of this lease shall terminate on the date Lessee is required to surrender possession. In the event that only a part of the Premises shall be so taken, then (i) if substantial structural alteration or reconstruction of the improvements upon the Premises shall, in the reasonable opinion of Lessor be necessary or appropriate as a result of such taking, Lessor may, at its option, terminate this lease as of the date Lessee surrenders possession of such portion of the Premises by notifying Lessee in writing of such termination within sixty (60) days following the date on which Lessor shall have received final notice of such taking, or
(ii) if Lessor does not elect to terminate this lease as aforesaid, this lease shall be and remain unaffected by any such taking, except that the rent shall be equitably abated in the proportion that the taken premises bears to the entire Premises. In the event of termination of this lease as hereinabove provided, rental and other charges shall be paid to the date Lessee surrenders possession and any such payments made beyond that date shall be refunded by Lessor to Lessee. In the event of any taking, in whole or in part, by eminent domain


                               Exhibit (10.1)-p4
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proceedings or threat of eminent domain proceedings, the entire award shall be the property of the Lessor. Notwithstanding the foregoing provision, Lessee shall have the right to make a separate claim with the condemning authority for the value of Lessee's moving or relocation expenses, provided, however, that such separate claim shall not reduce or adversely affect the amount of Lessor's award.

       13. Fire or Other Casualty Losses. In the event the Premises are damaged or destroyed or rendered partially untenantable for their then use by fire or other casualty without the fault of Lessee, Lessor shall repair and/or rebuild the same as promptly as possible. Lessor's obligation hereunder is merely to restore the Premises to substantially the same condition as existed immediately prior to the happening of the casualty and shall not extend to the repair or replacement of any improvements, additions, fixtures, installations or exterior signs of the Lessee. If as a result of such partial destruction or damage there is substantial interference with the operation of Lessee's business in the Premises, the rent payable under this lease shall be abated in the proportion that the portion of the Premises destroyed or rendered untenantable bears to the total Premises. Such abatement shall continue for the period commencing with such damage or destruction and ending with the completion by the Lessor of the work of repair and/or reconstruction, if Lessor is obligated to complete such work. If the damage or casualty was caused by the fault of the Lessee, there shall be no abatement of rent.

       Notwithstanding the foregoing, in the event that fifty percent (50%) or more of the Premises or fifty percent (50%) or more of the buildings situate on the Premises are destroyed or rendered untenantable by fire or other casualty, Lessor shall have the option to terminate this lease effective as of the date of such casualty and retain the insurance proceeds by giving to the Lessee within forty-five (45) days after the happening of such casualty written notice of such termination. If Lessor does not elect to terminate this lease, Lessor shall repair and/or rebuild the Premises as promptly as possible as set forth above, subject to any delay from causes beyond its reasonable control and the terms of this lease shall continue in full force and effect, subject to equitable abatement of rent as set forth above.

       14. Assignment or Subletting. Lessee shall not assign, transfer, mortgage, or pledge this lease and will not sublet the Premises or any part thereof without first obtaining the Lessor's written approval. Lessor reserves the right to sell its interest in the Premises and to assign or transfer this lease upon the condition that in such event this lease shall remain in full force and effect, subject to the performance by Lessee of all the terms, covenants and condition on its part to be performed, and upon the further condition that such assignee or transferee (except an assignee or transferee merely for security) agrees to be bound to perform all terms, covenants and conditions of this lease. Upon any such sale, assignment or transfer, other than merely as security, Lessee agrees to look solely to the assignee or transferee with respect to all matters in connection with this lease and Lessor shall be released from any further obligations hereunder.

       15. Events of Default. In the event that the rent, or any part thereof, of any additional rental or other payment shall not be paid on any day when such payment is due and such default shall continue for a period of ten
(10) days after written notice by Lessor to Lessee; or if Lessee should fail in the performance of, breach or permit the violation of any of the covenants, conditions, terms, or provisions contained in this lease which on the part of the Lessee ought to be observed, performed or fulfilled and shall fail to cure or make good such failure, breach or violation within thirty (30)


                               Exhibit (10.1)-p5
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days after written notice and demand from Lessor; or if the Demised Premises or any part thereof shall be abandoned; or if Lessee shall be dispossessed therefrom by or under the authority of anyone other than Lessor; or if Lessee shall file any petition or institute any proceeding under an insolvency or bankruptcy act (or any amendment or addition thereto hereafter made) seeking to effect an arrangement or its reorganization or composition with its creditors; or if in any proceedings based on the insolvency of Lessee or relating to bankruptcy proceedings, a receiver or trustee shall be appointed for Lessee or the Demised Premises and be not discharged within ninety (90) days; or if the Lessee's estate created hereby shall be taken in execution or by any process of law; or if Lessee shall admit in writing its inability to pay its obligations generally as they become due, then, at the option of Lessor, this lease and everything herein contained on the part of the Lessor to be kept and performed shall cease, terminate and be at an end, and Lessor shall be entitled to have again and repossess the Premises as its former estate and Lessee shall be put out. This remedy of forfeiture shall be deemed cumulative and in addition to all other remedies provided by law. In the event Lessor exercises its option to terminate this lease, repossess the Premises and put Lessee out as herein provided, this shall not relieve Lessee from its obligations to pay rent provided to be paid herein for the remainder of the term of this lease and Lessee shall remain liable to Lessor for any costs or expenses incurred by Lessor in reletting the Premises and for the difference between the rent received upon such reletting and the rent herein specified to be paid by Lessee for the term hereof.

       16. Surrender of Premises. Upon expiration of the term of this Lease or any renewal term, or the sooner termination of this Lease or repossession of the Premises as herein provided, the Lessee shall peaceably surrender possession of the Premises in as good order and condition as they now are, reasonable wear and tear excepted, and shall deliver all keys to the Premises to Lessor.

       17. Right of Access of the Lessor. The Lessee further covenants and agrees that the Lessor may have access to the Demised Premises at all reasonable times and upon reasonable notice for the purpose of the examining or exhibiting the same for sale.

       18. Notices. All notices permitted or required to be given hereunder shall be effectual if in writing signed by the party given notice and sent by certified or registered U.S. mail, postage prepaid, to the other parties at the following addresses:

              Lessor: Post Office Box 4040
                             Huntington, West Virginia  25711

              Lessee: Post Office Box 2968
                             Huntington, West Virginia  25728

       19. Broker. Lessee and Lessor covenant, warrant and represent that there was no broker instrumental in consummating this lease and that no conversations or prior negotiations were held with any broker concerning the renting of the Demised Premises. Lessee and Lessor each agree to hold the other harmless against any claim for brokerage commission arising out of any conversations or negotiations had by Lessee or Lessor with any broker.

       20. Title and Warranty/Subordination. Lessor covenants and agrees with Lessee that Lessor is the lawful owner of the Premises and that they are free and clear of all other liens, claims and encumbrances whatsoever, except the permitted encumbrances described below, zoning requirements, covenants, conditions, easements and restrictions of record and non-delinquent taxes


                               Exhibit (10.1)-p6
and assessments, and Lessor will defend the same against all other claims whatsoever. Lessor further covenants and agrees that Lessee by paying the rents and observing and keeping the covenants of this lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the term herein created, or any extension.

       Upon request by the Lessor, Lessee shall subordinate its rights hereunder to the lien of any mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof and will attorn to the mortgagee or beneficiary or their assigns in the event of foreclosure; provided, however, that a condition precedent to Lessee's attornment and requirement to subordinate hereunder shall be that Lessee, upon any default in the terms of such financing by Lessor, shall have the right to pay the rental due hereunder directly to the mortgagee, trustee or beneficiary of such deed of trust or other persons to whom Lessor may be obligated under such financing and, so long as Lessee does so pay the rentals as herein provided and perform all of its obligations pursuant to this lease, this lease and all Lessee's rights and options hereunder shall remain in full force and effect as to such mortgagee, trustee or beneficiary or other financing obligee of Lessor. Lessee shall, upon request of any party-in-interest, execute within ten (10) days of Lessee's receipt, such instruments or certificates to carry out the intent of this paragraph. Provided, however, that nothing contained in such instruments or certificates required by Lessor or other party-in-interest shall be in derogation of any rights granted to Lessee hereunder, nor expand Lessee's obligations hereunder.

       21. Zoning; Permits. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease and all terms, covenants and conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Premises, and the Lessee shall be bound by such restrictions. The Lessor does not warrant that any licenses or permits which may be required for Lessee's business to be conducted on the Premises will be granted, or if granted will be continued in effect or renewed. Any failure to obtain licenses or permits or any revocation thereof or failure to renew shall not release Lessee from continuing performance of this Lease.

       22. In the event the Lessor shall fail for a period of thirty (30) days after written notice to comply with, keep and perform any of the agreements herein contained on its part to be complied with, kept or performed, then at the option of the Lessee this lease may be immediately terminated, but without prejudice to any right of action or remedy which might otherwise be used by Lessee to enforce its lawful rights in relation to any antecedent breach or covenant or agreement herein contained. Waiver of any default shall not be construed as a waiver of any subsequent default or condition of the lease to which such default related.

       23.    Miscellaneous.

              a. Wherever the words "Lessor" and "Lessee" appear in this lease, they shall include the parties and their respective sublessee heirs, devisees, executors, administrators, successors and assigns, and the provisions of this agreement are binding upon them. Those words as may be used herein, shall be construed to include the plural as well as the singular; and the necessary grammatical changes required to make the provisions apply to either corporations, partnerships, other entities, or individuals, masculine or feminine, shall in all cases be assumed as though fully expressed. The neuter gender has been used herein for convenience only.


                               Exhibit (10.1)-p7

              b. This lease expresses the entire agreement between the parties hereto. No amendments, modification, or waiver of any provision hereof shall be valid unless in writing and signed by all of the parties hereto.

              c. This agreement shall be construed in accordance with the laws of the State of West Virginia.

              d. If any provisions or paragraphs or part thereof of this agreement are held invalid or unenforceable, such invalidity or unenforceability shall not effect the validity or enforceability of the other portions hereof, all of which provisions are hereby declared severable.

              e. This lease shall not be recorded. However, the parties hereto mutually agree, upon the written request of either one to the other, to execute a memorandum of this lease in recordable form for filing and recording in the Office of the Clerk of the County Commission of the county in which the Demised Premises are located.

       IN WITNESS WHEREOF, the parties do hereunto set their hands to multiple copies hereof, each of which shall constitute an original, by their respective officers thereunto duly authorized all as of the day and year hereinabove set forth.

                                     LESSOR:

                                           ADJ CORP.,
                                           a West Virginia corporation


Dated: _______________, 1999        By:________________________________

                                             Its:____________________________




                                    LESSEE:

                                           CHAMPION INDUSTRIES, INC.,
                                           a West Virginia corporation



Dated: _______________, 1999        By:________________________________
                                               Its President




                               Exhibit (10.1)-p8

STATE OF WEST VIRGINIA,
COUNTY OF CABELL, TO-WIT:

       The foregoing instrument was acknowledged before me this ____ day of _______________, 1999, by _________________________,
________________________________ of ADJ Corp., a West Virginia corporation, on behalf of said corporation.

       My commission expires: ____________________________________.

                                         -----------------------------------
                                                    NOTARY PUBLIC







[SEAL]




STATE OF WEST VIRGINIA,
COUNTY OF ______, TO-WIT:

       The foregoing instrument was acknowledged before me this ____ day of _______________, 1999, by _________________________, President of Champion
Industries, Inc., a West Virginia corporation, on behalf of said corporation.

       My commission expires: ____________________________________.

                                         -----------------------------------
                                                    NOTARY PUBLIC



[SEAL]


                               Exhibit (10.1)-p9